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                                EXHIBIT 10.14.2


                         ROBERTS REALTY INVESTORS, INC.
                                  AMENDMENT TO
                                ESCROW AGREEMENT



     THIS AMENDMENT TO ESCROW AGREEMENT (the "Amendment"), entered into this 19th day of April, 1996, by and among ROBERTS REALTY INVESTORS, INC., a Georgia corporation (the "Company"); SPALDING & COMPANY, a Georgia corporation ("Spalding & Company"); and FIRST UNION NATIONAL BANK OF GEORGIA, as escrow agent (the "Escrow Agent"),

                                  WITNESSETH:

     WHEREAS, the parties hereto entered into that certain Escrow Agreement dated November 1, 1995 (the "Agreement"); and

     WHEREAS, Spalding & Company, on behalf of the Company, has solicited subscriptions for 631,580 shares of the Company's Common Stock (the "Shares") by means of a Prospectus dated November 1, 1995, as supplemented (the "Prospectus"); and

     WHEREAS, subscriptions for the total 631,580 Shares have been deposited into escrow, and the Initial Closing contemplated in Section 2 of the Agreement occurred on March 29, 1996; and

     WHEREAS, the Company desires to increase the offering from 631,580 Shares to a total of 736,850 Shares on the same terms as applied to the initial offering of 631,580 Shares (provided that the termination date of the offering shall be changed from April 30, 1996 to May 10, 1996); and

     WHEREAS, the additional Shares will be offered for sale exclusively by Spalding & Company;

     NOW, THEREFORE, the parties hereto agree as follows:

     1. The Escrow Agent hereby agrees to continue to hold and disburse funds deposited under the Agreement in accordance with the terms and conditions thereof and for the uses and purposes therein set forth, provided that (a) the total number of Shares being offered shall be increased from 631,580 Shares to 736,850 Shares; and (b) the second paragraph of Section 2 of the Agreement (the first full paragraph on page 2) shall be amended by deleting "April 30" from the first line thereof and replacing it with "May 10."

     2. Except as provided in this Amendment, the provisions of the Agreement shall remain in full force and effect.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective representatives, thereunto duly authorized, as of the day and year first above written.


SPALDING & COMPANY,               ROBERTS REALTY INVESTORS, INC.,
a Georgia corporation             a Georgia corporation


By: /s/  Madeline D. Salter       By: /s/  Charles S. Roberts
    -----------------------------     ------------------------------------
    Madeline D. Salter, President     Charles S. Roberts, Chairman of the Board
                                      of Directors, Chief Executive Officer, and
                                      President


                                  FIRST UNION NATIONAL BANK
                                  OF GEORGIA

                                  By: /s/  R. Douglas Milner
                                      -----------------------------------------

                                  Title:  Assistant Vice President






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